Exhibit 99.1

Independent Auditor’s Report

Shareholders and Board of Directors

Broad Street Realty, Inc.

Bethesda, Maryland

Opinion

We have audited the accompanying statement of revenues and certain operating expenses (the “financial statement”) of Greenwood Village for the year ended December 31, 2020, and the related notes to the financial statement.

In our opinion, the accompanying financial statement presents fairly, in all material respects, the revenues and certain operating expenses of Greenwood Village for the year ended December 31, 2020 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of Greenwood Village and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of a Matter

As described in Note 2 to the financial statement, the accompanying statement of revenues and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of Greenwood Village’s revenues and expenses. Our opinion is not modified with respect to that matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

In preparing the financial statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Greenwood Village’s ability to continue as a going concern within one year after the date that the financial statement is issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with GAAS, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Greenwood Village’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Greenwood Village’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, LLP

Potomac, Maryland

December 17, 2021

Greenwood Village

Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2021 (unaudited) and the Year Ended December 31, 2020

(Dollars in thousands)

	Nine months ended	Year ended
	September 30, 2021	December 31, 2020
	(unaudited)
Revenues:
Rental revenue	$3,052	$3,957
Total revenues	3,052	3,957

Certain operating expenses:
Real estate taxes and insurance	553	703
Repairs and maintenance	352	513
Utilities	129	148
Other	239	124
Total certain operating expenses	1,273	1,488

Revenues in excess of certain operating expenses	$1,779	$2,469

See accompanying notes

Greenwood Village

Notes to Statements of Revenues and Certain Operating Expenses

For the Nine Months Ended September 30, 2021 (unaudited) and Year Ended December 31, 2020

(Dollars in thousands)

Note 1. Business

Broad Street Realty, Inc. (the “Company”) and one of its subsidiaries entered into an agreement and plan of merger to acquire a retail shopping center (“Greenwood Village”) located in Colorado. The merger transaction pursuant to which the Company acquired Greenwood Village was completed on October 6, 2021. The total consideration for the transaction was approximately $27.2 million.

Note 2. Basis of Presentation

The accompanying Statements of Revenues and Certain Operating Expenses have been prepared for the purpose of complying with Rule 8-06 of Regulation S-X of the U.S. Securities and Exchange Commission for the acquisition of real estate properties and are not intended to be a complete representation of Greenwood Village’s revenues and expenses.

The financial statements are not representative of the actual operations for the periods presented as certain items, which may not be comparable to the future operations of Greenwood Village, have been excluded. Such items include depreciation, amortization, asset management fees, general and administrative expenses, interest expense, interest income, income taxes and amortization of certain lease intangible assets. Therefore, the Statements of Revenue and Certain Operating Expenses may not be comparable to a statement of operations for Greenwood Village after its acquisition by the Company.

The financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States.

Note 3. Significant Accounting Policies

Revenue Recognition

Greenwood Village has the following revenue sources and revenue recognition policies, which are included in rental income on the Statements of Revenues and Certain Operating Expenses:

•
Base Rent – Greenwood Village recognizes income arising from minimum lease payments from tenant leases. These rents are recognized over the non-cancelable lease term of the related leases on a straight-line basis which includes the effects of scheduled rent increases and abatements under the leases.
•
Expense reimbursements – Greenwood Village has tenant leases which provide for the recovery of all or a portion of the operating expenses and real estate taxes of the property. These reimbursements are accrued in the same periods as the expenses are incurred.

Certain Operating Expenses

Operating expenses represent the direct expenses of operating the property and include repairs and maintenance, utilities, property taxes and insurance, management fees and other property expenses that, with the exception of management fees that are excluded from the Statements of Revenue and Certain Operating Expenses, are expected to continue in the ongoing operations of Greenwood Village. Expenditures for repairs and maintenance are expensed as incurred.

Use of Estimates

The preparation of the Statements of Revenue and Certain Operating Expenses in accordance with accounting principles generally accepted in the United States of America requires management of Greenwood Village to make certain estimates and assumptions relating to the reporting and disclosure of revenues and certain operating expenses during the reporting periods. Actual results could differ from those estimates.

Note 4. Future Minimum Rentals

Future minimum lease payments due under the non-cancelable operating leases with tenants, excluding any reimbursed costs, as of December 31, 2020, are shown in the table below (in thousands):

2021	$2,949
2022	2,967
2023	2,633
2024	2,228
2025	1,771
Thereafter	1,166
Total	$13,714

Note 5. Related Party Transactions

The entity that owns Greenwood Village paid an affiliate of the Company property management fees, totaling approximately $0.1 million for each of the nine months ended September 30, 2021, and for the year ended December 31, 2020.

Note 6. Commitments and Contingencies

Impact of COVID-19

Management is closely monitoring the impact of the COVID-19 pandemic on the operations of Greenwood Village, including the impact on its tenants and rental revenue. Management has observed the impact of COVID-19 manifest in the form of limited operations among its tenants, which has resulted, and may in the future result in, a decline in on-time rental payments and increased requests from tenants for temporary rental relief. In some cases, Management may have to restructure tenants’ long-term rent obligations and may not be able to do so on terms that are as favorable as those currently in place. The extent of the COVID-19 pandemic’s effect on Greenwood Villages’ future operational and financial performance, financial condition and liquidity will depend on future developments, including the duration and intensity of the pandemic, the effectiveness, including the deployment, of COVID-19 vaccines and treatments, the duration of government measures to mitigate the pandemic and how quickly and to what extent normal economic and operating conditions can resume, all of which are uncertain and difficult to predict. Given this uncertainty, Management cannot accurately predict the effect on future periods.

Beginning in April 2020 and through the date of these financial statements, Management entered into lease modifications that deferred less than $0.1 million of contractual revenue and waived $0.1 million of contractual revenue. Approximately $8,000 of the total deferred rent remains outstanding as of the date of these financial statements and has a weighted average payback period of approximately 12 months. Collections and rent deferrals to date may not be indicative of collections or rent deferrals in any future period.

Litigation

Greenwood Village is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. Management is not aware of any legal proceedings in which the outcome is probable or reasonably possible to have a material adverse effect on Greenwood Village’s results of operations.

Note 7. Subsequent Events

Greenwood Village has been evaluated for subsequent events through December 17, 2021, the date the Statements of Revenues and Certain Operating Expenses were available to be issued.